<COVER SHEET>

                         SCHEDULE 14A

            Information Required in Proxy Statement

     Reg. Section 240.14a-101

                          SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      UNITED SECURITY BANCSHARES, INC.
              (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6)i)(4) and 0-11.
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

</COVER>

                UNITED SECURITY BANCSHARES, INC.

TO OUR SHAREHOLDERS:

     The annual meeting of the shareholders of United Security
Bancshares, Inc. ("Bancshares"), will be held at 2:00 p.m., local time, on Tuesday, May 5, 1998, at the H. W. Pearce. Jr. Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama.

     Enclosed is a notice of the meeting, a proxy statement, a proxy and the Annual Report to Shareholders for 1997. We hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy and return it in the accompanying envelope as promptly as possible. The proxy may be revoked by your vote in person at the meeting, by your execution of a later dated proxy, or by your giving written notice of revocation to the Secretary of Bancshares at any time prior to the voting thereof.

                             Sincerely,

                            /s/ James L.Miller
                                ____________________________
                                James L. Miller
                                Chairman of the Board

                            /s/ Jack M. Wainwright, III
                                _____________________________
                                Jack M. Wainwright, III
                                President and Chief Executive Officer



April 1, 1998

                UNITED SECURITY BANCSHARES, INC.
                      131 West Front Street
                       Post Office Box 249
                   Thomasville, Alabama 36784
                     Telephone 334-636-5424

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held on
                           May 5, 1998

TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders (the "Meeting") of United Security Bancshares, Inc.
("Bancshares") will be held at the H. W. Pearce, Jr. Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama, on Tuesday, May 5, 1998, at 2:00 p.m., local time, for the following purposes:

     (1) To elect 16 directors of Bancshares to serve for the ensuing year;

     (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 27, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

     A complete list of the shareholders of Bancshares will be available and open for examination by any shareholder of Bancshares during ordinary business hours for a period beginning two business days after the mailing of this notice.

     All shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, sign, and date the enclosed proxy card and mail it promptly in the envelope provided for that purpose. The proxy may be revoked by your vote in person at the Meeting, by your executing a later dated proxy, or by your giving written notice to the undersigned Secretary of Bancshares at any time prior to the voting thereof.

                                By Order of the Board of Directors

                                /s/ Larry M. Sellers
                                    ____________________________
                                    Larry M. Sellers
                                    Secretary

Thomasville, Alabama
April 1, 1998

                UNITED SECURITY BANCSHARES, INC.
                      131 West Front Street
                       Post Office Box 249
                   Thomasville, Alabama 36784
                     Telephone 334-636-5424

                         PROXY STATEMENT
             FOR 1998 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 5, 1998

                          INTRODUCTION

     This Proxy Statement is furnished on or about April 1, 1998 by United Security Bancshares, Inc. ("Bancshares") to the holders of Common Stock of Bancshares in connection with Bancshares' Annual Meeting of Shareholders, and any adjournments thereof, to be held on Tuesday, May 5, 1998 at 2:00 p.m. As more fully described herein, the matters to be considered and acted upon are: (1) the election of 16 directors of Bancshares; and (2) the transaction of such other business as may properly come before the meeting. The Board of Directors of Bancshares recommends the election of the 16 director-nominees named in this Proxy Statement.

     The enclosed proxy is solicited on behalf of the Board of Directors of Bancshares and is revocable at any time prior to the voting of such proxy by voting in person at the meeting, by giving written notice to the Secretary of Bancshares or by executing a later-dated proxy, provided that such later-dated proxy or revocation is actually received by Bancshares before the vote of the shareholders. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR item 1 on the proxy form and in accordance with the instructions of management as to any other matters that may come before the meeting.

     The cost of soliciting proxies will be borne by Bancshares. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph, and banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. Bancshares will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Bancshares and its Subsidiaries

     Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Bancshares operates one banking subsidiary in Alabama, First United Security Bank, with assets of approximately $426 million and fifteen banking offices. At December 31, 1997, First United Security Bank, a bank organized and existing under the laws of Alabama (sometimes herein referred to as "First United Security" or the "Bank") accounted for substantially all of Bancshares' consolidated assets.

     Bancshares also owns all the stock of First Security Courier Corporation, Inc. ("First Security"), an Alabama corporation organized to provide certain bank courier services. In addition, Acceptance Loan Company, Inc. ("ALC"), is a wholly-owned subsidiary of the Bank. ALC provides consumer loans and purchases consumer loans from vendors.

     Bancshares derives substantially all of its income from dividends from First United Security Bank. Various statutory provisions restrict the amount of dividends that First United Security Bank may pay to Bancshares without regulatory approval.

Shareholders Eligible to Vote

     This Proxy Statement is furnished to the holders of record of Bancshares Common Stock as of the close of business on March 27, 1998. Only holders as of such date are eligible to vote at the meeting.

          VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     As of January 31, 1998, Bancshares had issued 3,603,335 shares of common stock, of which 3,539,235 were outstanding, with approximately 850 holders of record. Bancshares also holds 64,100 shares as treasury stock. There are currently 10,000,000 shares of Common Stock, par value $.01 per share, authorized for issuance.


     Principal Shareholders             Shares Owned(1)          Percent Owned

     John C. Gordon                       219,101(2)                 6.19
     P. O. Box 238
     Grove Hill, Alabama 36451


(1) Based on information furnished by the named individual. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or to dispose or direct the disposition of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Includes 93,780 shares owned by Mr. Gordon's aunt and with respect to which Mr. Gordon has a power of attorney to vote the shares and 72,084 shares owned by Mr. Gordon's mother and with respect to which Mr. Gordon has a power of attorney to vote the shares.


Security Ownership of Management

     The following table indicates for each director the number of shares of outstanding Common Stock of Bancshares beneficially owned.


                                                     Number and Percent of
                                                     Shares of Common Stock
     Name                                          Owned at January 31, 1998
     ----                                          -------------------------
Dan R. Barlow                                             13,464(1)
                                                              *
John H. Becton                                            35,451(2)
                                                            1.03%

Linda H. Breedlove                                         3,499
                                                              *

Gerald P. Corgill                                         84,080(3)
                                                            2.38%

Roy G. Cowan, D.M.D.                                      23,624
                                                             *

John C. Gordon                                           219,101(4)
                                                            6.19%

William G. Harrison                                       28,175(5)
                                                              *

Fred L. Huggins                                            8,498(6)
                                                              *

Hardie B. Kimbrough                                       14,135(7)
                                                              *

Jack W. Meigs                                                -0-

James L. Miller                                           12,680
                                                              *

D. C. Nichols                                             82,300(8)
                                                            2.33%

Ray Sheffield                                             27,243(9)
                                                              *

Harold H. Spinks                                          23,728(10)
                                                              *

James C. Stanley, D.M.D.                                   4,000(11)
                                                              *

Jack M. Wainwright, III                                   25,100(12)
                                                              *

Clarence Watters                                          15,777(13)
                                                              *

Howard M. Whitted                                          3,696
                                                              *

Bruce N. Wilson                                            5,948
                                                              *

Ernest F. Woodson                                          7,615(14)
                                                              *


All directors and executive officers
as a group (21 persons,
including the persons named above)                       645,380
                                                           18.24%


* Represents less than one percent of the outstanding shares.

     (1) Includes 174 shares owned by Mr. Barlow's spouse. Mr. Barlow disclaims beneficial ownership of such shares. Also includes 4,000 shares which could be acquired within 60 days pursuant to stock options.

     (2) Includes 15,622 shares, owned by Mr. Becton's spouse. Mr. Becton disclaims beneficial ownership of such shares.

     (3) Includes 60,984 shares owned by Mr. Corgill's spouse or by Mr. Corgill's children. Mr. Corgill disclaims beneficial ownership of such 60,984 shares. Also includes 2,144 shares owned by Dozier Hardware Company, of which Mr. Corgill is President. Also includes 3,620 shares owned by Dozier Hardware Profit Sharing Plan & Trust.

     (4) Includes 93,780 shares owned by Mr. Gordon's aunt and with respect to which Mr. Gordon has a power of attorney to vote the shares and 72,084 shares owned by Mr. Gordon's mother and with respect to which Mr. Gordon has a power of attorney to vote the shares. Includes 5,280 shares with respect to which Mr. Gordon shares voting and investment power.

     (5)     Includes 7,264 shares with respect to which Mr.
Harrison shares voting and investment power.

     (6)     Includes 2,332 shares with respect to which Mr.
Huggins shares investment and voting power. Also includes 5,000 shares which could be acquired within 60 days pursuant to stock options.

     (7)     Includes 140 shares with respect to which Mr.
Kimbrough shares voting and investment power. Also includes 352 shares owned by Mr. Kimbrough's spouse with respect to which Mr.
Kimbrough disclaims beneficial ownership.

     (8)     Includes 36,676 shares owned by Nichols Trucking
Company, of which Mr. Nichols is President.

     (9) Includes 24,343 shares with respect to which Mr. Sheffield shares voting and investment power.

     (10) Includes 6,424 shares owned by H. I. Spinks Inc. of which Mr. Spinks is President, and 17,304 shares owned by The Harold Spinks Revocable Trust of 1996, of which Mr. Spinks is the grantor.

     (11)     Includes 3,800 shares held by the James C. Stanley
Trust, of which Dr. Stanley is the Trustee.

     (12)    Includes 14,080 shares with respect to which Mr.
Wainwright shares voting and investment power. Also includes 7,500 shares which could be acquired within 60 days pursuant to stock options.

     (13)    Includes 7,889 shares owned by Mr. Watters' spouse.
Mr. Watters disclaims beneficial ownership of such shares.

     (14) Includes 2,367 shares owned by Mr. Woodson's spouse. Mr. Woodson disclaims beneficial ownership of such shares.


                       ELECTION OF DIRECTORS

     Bancshares recommends that the shareholders elect the 16 persons named below to hold office until the 1999 annual meeting of shareholders of Bancshares or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one year. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the 16 nominees.

     If, prior to the voting at the annual meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies electing such person may be voted for the election of such substitute as the members of the board of directors may recommend. Bancshares management knows of no reason why any person would be unable to serve as a director.

     The following table provides certain biographical information about the persons who have been nominated for election as directors of Bancshares. All of these persons are currently directors of Bancshares, and ten of them, noted by footnote below, are also directors of First United Security Bank. Bancshares, as the sole shareholder of First United Security Bank, intends to reelect all directors of Bancshares as directors of First United Security Bank.
Unless otherwise indicated in the following table, all positions held with Bancshares are also held with First United Security Bank.
Information regarding the executive officers of Bancshares and First United Security Bank who are not directors is also provided.



Name, Age and Year
First Became Director        Position With                Principal Occupation for
or Executive Officer         Bancshares                   Last Five Years
---------------------        -------------                -----------------------

Dan R. Barlow                Director(1)                  Bank Officer
     56, 1997

Linda H. Breedlove           Director                     Co-publisher of The South
     54, 1997                                             Alabamian

Gerald P. Corgill            Director(1)                  President of Dozier Hardware
     56, 1985                                             Company

Roy G. Cowan, D.M.D.         Director                     Dentist (Retired)
     64, 1990

John C. Gordon,              Director(1)                  Teacher; Forestry, timberland and
     40, 1997                                             investment services

William G. Harrison          Director                     Insurance Agent & President
     51, 1976                                             Bedsole Dry Goods, Inc.
                                                          (retail department stores)
                                                          (Retired)

Fred L. Huggins              Director, Chairman           Banking
     62, 1997                of the Board of
                             Directors of First
                             United Security
                             Bank(1)

Hardie B. Kimbrough          Director(1)                  Attorney; Retired Presiding
     60, 1986                                             Judge, First Judicial Circuit
                                                          of the State of Alabama

Jack W. Meigs                Director                     Circuit Judge of the Fourth
                                                          Judical Circuit
     40, 1997

James L. Miller              Chairman of the              Senior Vice President,
     68, 1985                Board of Directors           Finance, Administration
                             of Bancshares                and Planning, MacMillan
                             and Director(1)              Bloedel Packaging Inc.
                                                          (forest products and container
                                                          board manufacturer) (Retired)

Ray Sheffield                Director(1)                  President of Deas Insurance
     60, 1997

James C. Stanley, D.M.D.     Director                     Dentist (Retired)
     61, 1978

Jack M. Wainwright, III      President, Chief             President and Chief
     53, 1986                Executive Officer,           Executive Officer of
                             and Director(1)              First United Security
                                                          Bank since November 1986

Clarence Watters             Director                     Probate Judge of Clarke County
     66, 1997

Howard M. Whitted            Director(1)                  Industrial Forester,
     53, 1985                                             MacMillan Bloedel Packaging
                                                          Inc. (forest products and
                                                          container board manufacturer)

Bruce N. Wilson              Director(1)                  Attorney
     43, 1997

EXECUTIVE OFFICER WHO
IS NOT ALSO A DIRECTOR

Larry M. Sellers             Secretary/Treasurer          Secretary/Treasurer of
     49, 1984                of Bancshares since          Bancshares and Senior
                             1987 and Senior              Executive Vice Presi-
                             Executive Vice Pres-         dent and Chief Adminis-
                             ident and Chief              trative Officer of First
                             Administrative               United Security Bank
                             Officer of First             since 1984
                             United Security Bank


(1)     Also a director of First United Security Bank.


     Current directors Becton, Nichols, Spinks and Woodson, having served United Security Bancshares with distinction, are not seeking re-election.

     The Boards of Directors of Bancshares and First United
Security Bank conduct their business through meetings of the boards and through their committees. During 1997, the Board of Directors of Bancshares met twelve times and the Board of First United
Security Bank met thirteen times. In 1997, each director attended at least 75% of the meetings of the Board of Directors.

     There is no nominating committee or other committee performing similar functions of the Board of Directors of First United Security Bank. First United Security Bank's Board has an audit committee which functions to ensure that the Bank's and Bancshares' financial statements present fairly the condition of the Bank and Bancshares, to determine that adequate accounting and operational controls are in place to protect First United Security Bank's and Bancshares' assets, to report to the Board of Directors of the Bank any of its findings, and to ensure that the affairs of the Bank and Bancshares are being conducted in accordance with policy and regulatory and legal requirements. The members of the audit committee are Roy G. Cowan, D.M.D., Chairman, Hardie B. Kimbrough, James C. Stanley, D.M.D., Linda H. Breedlove, John H. Becton and John C. Gordon. During 1997, the audit committee met four times. First United Security Bank's Board has a compensation committee which reviews officers' salaries, benefits, incentive programs and other items of compensation. The members of the compensation committee are Bruce N. Wilson, Chairman, Howard Whitted, Gerald P. Corgill, Linda H. Breedlove, and Clarence Watters. Jack M. Wainwright, III and Larry M. Sellers serve in a non-voting ex-officio capacity. The compensation committee met two times in 1997.

     The policy of Bancshares is that the directors of Bancshares receive $600 per month for service as directors, with the exception of the Chairman of the Board who receives $900 per month. Directors of Bancshares who also serve as directors of First United Security Bank receive a fee of $300 per regular board meeting attended of First United Security Bank. Members of committees of First United Security Bank receive fees of $100 per meeting attended.

                COMPLIANCE WITH SECTION 16(a) OF
               THE SECURITIES EXCHANGE ACT OF 1934

     Section16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Bancshares, and persons who own more than 10% of a registered class of Bancshares' equity securities, to file with the Securities and Exchange Commission the initial reports of ownership and reports of changes in ownership of common stock of Bancshares. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancshares with copies of all Section16(a) forms they file.

     To Bancshares' knowledge, based solely on review of the copies of such reports furnished to Bancshares and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) the Initial Reports on Form 3 for Directors Barlow, Becton, Breedlove, Gordon, Huggins, Meigs, Sheffield, Watters, Wilson, and Woodson, were filed late but within thirty (30) days of such persons becoming directors, and (ii) one report, covering two transactions, was filed late by Mr. Sheffield.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and officers of Bancshares and First United Security Bank and their associates were customers of, and had transactions with, First United Security Bank in the ordinary course of business since the beginning of the last fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features.

     During 1997, the law firm of Wilson & Drinkard, of which Bruce
N. Wilson, a director of Bancshares, is a partner, rendered various legal services to Bancshares, and its subsidiaries.

                  COMPENSATION COMMITTEE REPORT

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of First United Security's Chief
Executive Officer and other senior executives.

     The Committee consists of five outside directors and also includes the chief executive officer and senior executive officer who serve in a non-voting ex officio capacity. The committee is responsible for establishing and administering Bancshares' and First United Security's executive compensation program.

     The Committee has been provided with competitive pay and performance information by outside sources. First United Security's staff provided additional analysis that was used by the Committee. In structuring the incentive programs, the Committee has been advised by external legal counsel, as well as Bancshares' staff, on plan design.

Compensation Philosophy and Objective

     The Committee believes that compensation of Bancshares' or First United Security's key executives should:

     -- link rewards to business results and stockholders' returns,

     -- encourage creation of stockholders' value and achievement of strategic objectives,

     -- maintain an appropriate balance between salary and incentive opportunity,

     -- attract and retain, on a long-term basis, high caliber personnel,

     -- provide a total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance, and

     --   continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

     Bancshares' and First United Security's existing executive compensation program consists of three elements: Base Pay, Incentives and Stock Options. Payment of the incentive depends on performance measured against annual objectives as described below.

Base Pay

     -- Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance toward achieving USB's goals and objectives.

     --   Executive salaries are reviewed annually.

Incentive

     -- The incentive plan is an annual cash incentive plan that links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.

     -- Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average equity (ROAE), and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.

     -- Actual individual incentives depend on assessments of individual success in meeting targets.

Stock Options

Stock options are granted for two primary reasons:

     -- The Committee believes stock options associate executive compensation with shareholders' interest, since no rewards are realized unless the stock value increases.

     -- Stock options are the most common type of long term incentive among banks and bank holding companies, and they enable First United Security to be competitive in retaining qualified management.

United Security's Long Term Incentive Compensation Plan was approved by shareholders in 1997. This Plan provides for the issuance of up to 60,000 shares of Bancshares' common stock. During 1997, options for 57,350 shares were granted and exercisable. They were made available to all First United Security employees. The options were issued at the fair market value of Bancshares' common stock on the date of the grant and expire five years after the date of the grant.

1997 CEO Compensation

     In assessing the performance and establishing the base salary and incentive compensation of the Chief Executive Officer and other members of Bancshares' or First United Security's senior management, the Committee paid particular attention to management's sustained success in operating First United Security.

     The 1997 base salary of First United Security's Chief Executive Officer was set without his participation. In setting the Chief Executive Officer's base salary, special consideration was given to First United Security's superior earnings record since his appointment. Earnings have increased every year for the past nine years. Consideration was also given to his personal job performance, expectations of his anticipated contributions to First United Security's future and his rights under his three-year employment agreement dated March 18, 1997, described herein.

     The 1997 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for bank loan officers. Employees earned a cash incentive based on a return on average asset goal of two percent and a return on average equity goal of fifteen percent. All loan officers were given additional financial incentives based on the performance of the loan portfolio they administer, and the Chief Executive Officer participated in this incentive program. For example: the Chief Executive Officer was awarded a cash incentive for his success in reducing the charge-off loans in his portfolio to less than .05%. However, since his portfolio had a delinquency rate of greater than 2.0%, his total cash incentive was reduced. The Committee's base salary and incentive recommendation for the Chief Executive Officer was reviewed and approved by the full board of directors.

     Based on recommendations to the Committee from the Chief Executive Officer, the 1997 base salaries for the other executive officers were set by the Committee, using the same review process as applied when establishing the chief executive's base salary. The Committee reviewed their individual recommendations regarding each named executive officer with the Board of Directors and secured full board approval.

Other Executive Compensation

     First United Security provides programs to executives that are also available to other employees, including The United Security
Bancshares, Inc. Employee Stock Ownership Plan, health insurance and stock options. Bancshares provides no pension programs.

     This Report furnished by:

          Bruce N. Wilson (Chairman)
          Linda H. Breedlove
          Clarence Watters
          Howard M. Whitted
          Gerald P. Corgill

Comparative Stock Performance

     The following graph compares cumulative total shareholder returns on Bancshares Common Stock for the five years ended December 31, 1997, with that of The Standard and Poor's Composite Index ("S&P 500") and a peer group stock performance index defined as follows: 21 independent community banks located in the Southeast United States (the "Independent Bank Index"). The graph shows the comparative values for $100 invested on December 31, 1992.


                         UNITED SECURITY BANCSHARES, INC.

                           Five Year Performance Index


                                    1992    1993    1994    1995     1996    1997
                                    ----    ----    ----    ----     ----    ----
UNITED SECURITY BANCSHARES, INC.     100     141     149     161      225     591

INDEPENDENT BANK INDEX               100     125     153     208      248     358

S&P 500 INDEX                        100     110     111     153      189     251


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer-company director interlocks existed for 1997. During 1997, Jack M. Wainwright III, President and Chief Executive Officer, and Larry M. Sellers, Senior Executive Vice-President, were ex officio non-voting members of the compensation committee. They participated only in compensation recommendations, discussions and decisions involving Company officers other than themselves.

                 EXECUTIVE COMPENSATION BENEFITS

     The following table indicates all compensation paid by Bancshares or First United Security Bank for services rendered to Bancshares or First United Security Bank during 1997 by Jack M. Wainwright, III and Larry M. Sellers, the only executive officers whose total cash compensation exceeded $100,000.


                        SUMMARY COMPENSATION TABLE


Name/Title                             Year        Salary        Bonus(1)       Other(2)
----------                             ----     -----------     ----------     ----------
Jack M. Wainwright, III                1997     $206,730.51     $53,550.28     $16,673.44
President & Chief                      1996      151,915.68      53,550.20      16,634.54
Executive Officer                      1995      137,550.00      48,148.75      17,036.38

Larry M. Sellers                       1997     $ 88,640.24      30,831.18      13,063.11
Secretary/Treasurer of Bancshares      1996       83,730.96      30,143.15      11,654.12
  and Executive Vice President and     1995       79,736.43      29,901.16       9,432.05
  Chief Administrative Officer of
  First United Security Bank


(1) Bonuses are earned solely through the incentive compensation program based on (i) a return on average asset goal of two percent; (ii) a return on average equity goal of fifteen percent; and (iii) financial incentives based on the performance of the loan portfolio administered by the named officer.

(2) The totals in this column reflect First United Security contributions under The United Security Bancshares, Inc.
     Employee Stock Ownership Plan and other perquisites.



     Stock Options Granted

     The table below represents options granted to the named executive officers.


                     OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                     Potential
                                     Percent of                                   Realizable Value
                      Number of    Total Options                                     of Assumed
                       Shares        Granted to                                      Annual Rates
                     Underlying      Employees                                     of Stock Price
                     Unexercised      During                                        Appreciation
                     Options at        the                                       for Option Term(3)
                       Fiscal         Fiscal       Exercise      Expiration      -------------------
                     Year-End(1)      Year(2)       Price           Date            5%          10%
                     -----------    ------------   --------    -------------     -------------------
Jack M. Wainwright     7,500          13.08%        $17.50     June 17, 2002     $36,300     $80,100

Larry M. Sellers       5,000           8.71%        $17.50     June 17, 2002     $24,150     $53,400


(1)  Options expire five years after the date of grant.

(2) Based on 57,350 options granted to all employees in the fiscal year ended December 31, 1997.

(3) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates specified by SEC rules; they are not intended to forecast future appreciation of Bancshares' stock price.


     Bancshares entered into an employment agreement on March 18, 1997, with Jack M. Wainwright, III, President and Chief Executive
Officer, which provides, among other things, that Mr. Wainwright will be employed for a period of three years as President and Chief
Executive Officer of First United Security Bank and that he would receive a minimum salary of $200,000 in 1997, with minimum annual salary increases until the expiration of such contract in 2000. Mr.
Wainwright's employment agreement also provides that he is entitled to receive severance compensation in an amount equal to three times his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude, or the expiration of his agreement. Also, Mr. Wainwright will be entitled to such severance compensation upon any reduction in the level or a change in nature of his responsibilities to Bancshares or First
United Security Bank.

        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     At its meeting on October 2, 1997, the Board of Directors of Bancshares, upon recommendation of the Audit Committee of the First
United Security Bank Board of Directors, approved the engagement of the accounting firm of Arthur Andersen LLP as the independent public accountants to audit Bancshares' financial statements for the year ending December 31, 1997.

     Arthur Andersen LLP will serve as Bancshares' principal independent public accountant for the current year. Representatives of Arthur Andersen are expected to be present at the 1998 Annual
Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                    PROPOSALS OF SHAREHOLDERS

     Subject to certain rules of the Securities and Exchange
Commission, proposals by shareholders intended to be presented at Bancshares' 1999 annual meeting of shareholders must be received at Bancshares' principal executive office not less than 120 days in advance of April 1, 1999 for inclusion in the proxy or information statement relating to the 1999 annual meeting.

                          OTHER MATTERS

     Bancshares does not know of any matters to be presented for action at the annual meeting other than those listed in the notice of the annual meeting and referred to herein.

     Bancshares will furnish without charge to its shareholders, upon written request, a copy of its annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 1997. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges. Requests should be made to Larry M. Sellers, Treasurer, United Security Bancshares, Inc., 131 West Front Street,
Post Office Box 249, Thomasville, Alabama 36784.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN
THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE
THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF BANCSHARES
AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING A LATER DATED
PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                  UNITED SECURITY BANCSHARES, INC.


Thomasville, Alabama
April 1, 1998




                              PROXY

               SOLICITED BY THE BOARD OF DIRECTORS
                UNITED SECURITY BANCSHARES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS

                           May 5, 1998

     The undersigned hereby appoints James L. Miller and Jack M.
Wainwright, III, or  _________________________ _________________,
or any one of them, proxies for the undersigned, or such other persons as the board of directors of United Security Bancshares, Inc. ("Bancshares") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of Bancshares, which the undersigned is entitled to vote at the annual meeting of stockholders of Bancshares to be held on May 5, 1998, and at any and all adjournments thereof.

     1. The election of all the nominees listed below to serve as directors until the next annual meeting of stockholders or until their successors shall be elected and qualified.

     NOMINEES:  Dan Barlow, Linda Breedlove, John C. Gordon, Gerald
     P. Corgill, Roy G. Cowan, William G. Harrison, Fred L.
     Huggins, Hardie B. Kimbrough, Jack W. Meigs, James L. Miller,
     Ray Sheffield, James C. Stanley, Jack M. Wainwright, III,
     Clarence Watters, Howard M. Whitted, Bruce N. Wilson.

     _____FOR ALL NOMINEES                    _____WITHHOLD AUTHORITY TO VOTE
          (except for all nominees whose           (for all nominees listed above)
          names have been struck out)

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
     ABOVE.

     2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote for the election of any person as a director should any persons named in the proxy statement to be elected be unable to serve or for good cause cannot serve.

     _____FOR     _____WITHHOLD AUTHORITY TO VOTE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY
THE STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE
VOTED FOR PROPOSAL 1.

Dated: __________________________________, 1998

Phone No.______________________________________

_______________________________________________

         (Signature of Stockholder)
_______________________________________________

   (Signature of Stockholder, if held jointly)



